Exhibit 99.1

American Dental Partners, Inc.

401 Edgewater Place, Suite 430

Wakefield, MA 01880

Phone: 781/224-0880                            Fax: 781/224-4216

For Immediate Release

Contacts:	Gregory A. Serrao	Breht T. Feigh
	Chairman, President and	Executive Vice President,
	Chief Executive Officer	Chief Financial Officer and Treasurer
	781-224-0880	781-224-0880

AMERICAN DENTAL PARTNERS REPORTS

SECOND QUARTER FINANCIAL RESULTS

WAKEFIELD, MASSACHUSETTS – July 25, 2011 – American Dental Partners, Inc. (NASDAQ: ADPI) announced financial results today for the quarter ended June 30, 2011.

Comparing results for the second quarter of 2011 with results for the second quarter of 2010:

•	Net revenue was $73,953,000 for the second quarter of 2011 as compared to $72,366,000 for the second quarter of 2010.

•	Earnings from operations were $5,987,000 for the second quarter of 2011 as compared to $7,959,000 for the second quarter of 2010.

•	Net earnings were $2,629,000 for the second quarter of 2011 as compared to $3,112,000 for the second quarter of 2010.

•	Diluted net earnings per share were $0.17 for the second quarter of 2011 as compared to $0.19 for the second quarter of 2010.

•

Non-GAAP diluted adjusted net earnings per share were $0.28 for the second quarter of 2011 as compared to $0.32 for the second quarter of 2010. Please see the attached Reconciliation of GAAP Net Earnings, as Reported, to Non-GAAP Diluted Adjusted Net Earnings.

Comparing results for the six months ending June 30, 2011 with results for the six months ending June, 30, 2010:

•	Net revenue was $148,775,000 for the six months ending June 30, 2011 as compared to $144,220,000 for the six months ending June 30, 2010.

•	Earnings from operations were $13,994,000 for the six months ending June 30, 2011 as compared to $14,573,000 for the six months ending June 30, 2010.

•	Net earnings were $6,427,000 for the six months ending June 30, 2011 as compared to $5,457,000 for the six months ending June 30, 2010.

•	Diluted net earnings per share were $0.41 for the six months ending June 30, 2011 as compared to $0.34 for the six months ending June 30, 2010.

•

Non-GAAP diluted adjusted net earnings per share were $0.61 for the six months ending June 30, 2011 as compared to $0.56 for the six months ending June 30, 2010. Please see the attached Reconciliation of GAAP Net Earnings, as Reported, to Non-GAAP Diluted Adjusted Net Earnings.

For the quarter, patient revenue of the Company’s affiliated dental group practices and Arizona’s Tooth Doctor for Kids was $115,953,000 and same market patient revenue increased 1.0% year-over-year. For the six months ending June 30, 2011, patient revenue of the Company’s affiliated dental group practices and Arizona’s Tooth Doctor for Kids was $233,541,000 and same market patient revenue increased 1.4% year-over-year.

Cash flow from operations was $11,904,000 for the quarter and $25,441,000 for the six months ending June 30, 2011. Amounts paid for acquisitions amounted to $2,563,000 during the quarter and $2,713,000 for the six months ending June 30, 2011. The Company completed seven in-market acquisitions during the quarter and nine in-market acquisitions during the six months ending June 30, 2011. Acquisitions completed during the quarter generated approximately $692,000 of patient revenue in the quarter and are expected to generate patient revenue of approximately $3,300,000 on an annualized basis. Capital expenditures were $4,469,000 for the quarter and $6,845,000 for the six months ending June 30, 2011. The Company completed one de novo facility during the six months ending June 30, 2011.

The Company recognized $545,000, $323,000 net of tax or $0.02 per diluted share, of stock-based compensation expense during the quarter, as compared to $432,000, $260,000 net of tax or $0.02 per diluted share, for the same quarter last year.

As previously announced, the Company refinanced its credit facility in May 2011 by entering into an amended $180,000,000 senior secured credit facility, which includes a $100,000,000 revolving credit facility and an $80,000,000 term loan facility. As a result, included in interest expense, net, for the quarter was $370,000 of expenses associated with the amendment of the Company’s credit facility, $219,000 net of tax or $0.01 per diluted share.

Patient Revenue of the Affiliated Practices

The Company does not consolidate the financial statements of the practices affiliated with the Company by means of service agreements with its financial statements. Patient revenue of the affiliated practices is, however, a financial measure used by the Company’s management to monitor operating performance and to help identify and analyze trends of the affiliated practices that may affect the Company’s business. Most of the operating expenses incurred by the Company, pursuant to the service agreements, are on behalf of the affiliated practices in the operation of dental facilities. These expenses are significantly affected by the patient revenue of the affiliated practices.

Use of Non-GAAP Financial Measures

Adjusted net earnings and adjusted net earnings excluding service agreement amortization are non-GAAP financial measures. In accordance with the requirements of Regulation G of the Securities and Exchange Commission, please see the attached financial tables for a presentation of the most comparable GAAP measures, the reconciliation to those GAAP measures and all additional reconciliations required by Regulation G.

The Company believes non-GAAP financial measures, such as adjusted net earnings and adjusted net earnings excluding service agreement amortization, are important financial measures for understanding its financial performance. Amortization expense of intangible assets related to service agreements with the affiliated practices is presented separately and excluded from the Company’s adjusted net earnings excluding service agreement amortization, a non-GAAP financial measure, due to its magnitude and non-cash impact on the Company’s ongoing operations and because, unlike depreciation of the Company’s dental facilities, it requires no recurring capital investment. The primary limitations associated with the Company’s use of non-GAAP measures are that these measures may not be directly comparable to the amounts reported by other companies. Management compensates for these limitations by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in this press release.

Conference Call

For further discussion of these events and a comprehensive review of the quarter ending June 30, 2011, the Company will host its previously announced conference call on Tuesday, July 26, 2011 at 9:00 a.m., EDT, which will be broadcast live over the Internet at www.amdpi.com. The call will be hosted by Gregory A. Serrao, Chairman, President and Chief Executive Officer. To access the webcast, participants should visit the Investors section of the website at least 15 minutes prior to the start of the conference call to download and install any necessary audio software. A replay of the webcast will be available at www.amdpi.com approximately two hours after the call through 6:00 p.m., EDT, Tuesday, August 2, 2011.

About American Dental Partners, Inc.

American Dental Partners is one of the nation’s leading business partners to dental group practices. The Company is affiliated with 26 dental group practices, which have 278 dental facilities with approximately 2,387 operatories located in 21 states.

Use of Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: With the exception of the historical information contained in this press release, the matters described herein contain “forward-looking” statements that involve risk and uncertainties that may individually or collectively affect the matters herein described, including but not limited to the Company’s risks associated with overall or regional economic conditions, dependence upon affiliated dental practices, contracts the affiliated practices have with third-party payors, government regulation of the dental industry, impact of health care reform, dependence upon service agreements and the impact of any terminations or potential terminations of such contracts, business interruptions, the outcome of pending litigation and the Company’s acquisition and affiliation strategy, which are detailed from time to time in the “Risk Factors” section of the Company’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K and quarterly reports on Form 10-Q.

AMERICAN DENTAL PARTNERS, INC.

FINANCIAL HIGHLIGHTS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Net revenue	$73,953	$72,366	$148,775	$144,220
Operating expenses:
Salaries and benefits	29,196	28,735	58,444	58,337
Lab fees and dental supplies	11,790	10,668	23,369	21,736
Office occupancy expenses	9,509	9,131	18,983	18,256
Other operating expenses	7,682	6,878	15,002	13,425
General corporate expenses	4,160	3,669	7,949	7,316
Depreciation expense	3,070	2,862	5,935	5,707
Amortization of intangible assets	2,559	2,464	5,099	4,870

Total operating expenses	67,966	64,407	134,781	129,647

Earnings from operations	5,987	7,959	13,994	14,573
Interest expense, net	1,525	2,726	3,108	5,378

Earnings before income taxes	4,462	5,233	10,886	9,195
Income taxes	1,818	2,082	4,405	3,632

Consolidated net earnings	2,644	3,151	6,481	5,563
Noncontrolling interest	15	39	54	106

Net earnings	$2,629	$3,112	$6,427	$5,457

Net earnings per common share:
Basic	$0.17	$0.20	$0.42	$0.35

Diluted	$0.17	$0.19	$0.41	$0.34

Weighted average common shares outstanding:
Basic	15,430	15,728	15,422	15,721

Diluted	15,753	16,056	15,738	16,055

AMERICAN DENTAL PARTNERS, INC.

FINANCIAL HIGHLIGHTS

(in thousands)

(unaudited)

	June 30,	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$4,657	$4,798
Short-term investments	1,850	—
Accounts receivable, net	19,379	19,403
Other current assets	12,098	13,085

Total current assets	37,984	37,286

Property and equipment, net	55,690	53,095

Other non-current assets:
Goodwill	90,750	90,750
Intangible assets, net	182,581	185,669
Other assets	5,254	5,556

Total non-current assets	278,585	281,975

Total assets	$372,259	$372,356

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$26,142	$22,664
Other current liabilities	9,933	9,943
Current maturities of debt	8,078	8,156

Total current liabilities	44,153	40,763

Non-current liabilities:
Long-term debt	78,500	92,250
Other liabilities	45,984	43,909

Total non-current liabilities	124,484	136,159

Total liabilities	168,637	176,922

Noncontrolling interest	521	462

Commitments and contingencies
Stockholders’ equity	203,101	194,972

Total liabilities and stockholders’ equity	$372,259	$372,356

AMERICAN DENTAL PARTNERS, INC.

SUPPLEMENTAL OPERATING DATA

(unaudited)

Selected Statistical Data

	Three Months Ended
	June 30,
	2011	2010
Number of dental facilities	278	275
Number of operatories (a)	2,387	2,379
Number of affiliated dentists (b)	579	581

(a)	An operatory is an area where dental care is performed and generally contains a dental chair, a hand piece delivery system and other essential equipment.
(b)	Includes full-time equivalent general or specialty dentists employed by or contracted with the affiliated practices and Arizona’s Tooth Doctor for Kids.

Patient Revenue and Same Market Patient Revenue Growth (c)

(in thousands)

	Three Months Ended			Six Months Ended
	June 30,		%	June 30,		%
	2011	2010	Change	2011	2010	Change
Total patient revenue (c):
Platform dental group practices affiliated with the Company in both periods of comparison	$111,320	$110,169	1.0%	$224,031	$220,955	1.4%
Platform dental group practices that affiliated with the Company during periods of comparison	4,633	1,737	166.7%	9,510	1,737	447.5%

Total patient revenue	115,953	111,906	3.6%	233,541	222,692	4.9%
Patient revenue of Arizona’s Tooth Doctor for Kids	4,592	5,639	-18.6%	9,644	11,405	-15.4%

Patient revenue of practices affiliated with the Company by means of service agreements	111,361	106,267	4.8%	223,897	211,287	6.0%
Net revenue due to the Company under service agreements	68,935	66,134	4.2%	138,371	131,636	5.1%

Amounts retained by practices affiliated with the Company by means of service agreements	$42,426	$40,133	5.7%	$85,526	$79,651	7.4%

(c)	Includes patient revenue of Arizona’s Tooth Doctor for Kids, which is consolidated with the Company’s financial results, and patient revenue of affiliated practices that are not consolidated with the Company’s financial results.

AMERICAN DENTAL PARTNERS, INC.

SUPPLEMENTAL OPERATING DATA

(in thousands)

(unaudited)

Components of Same Market Patient Revenue Growth (in thousands)

	Three Months Ended			Six Months Ended
	June 30,		%	June 30,		%
	2011	2010	Change	2011	2010	Change
Existing facilities (d)	$109,019	$109,806	-0.7%	$219,964	$219,997	0.0%
De novo facilities (e)	820	33	—	1,814	274	562.0%
Expanded/relocated facilities (e)	333	330	0.9%	646	684	-5.6%

Same market growth excluding acquisitions	110,172	110,169	0.0%	222,424	220,955	0.7%
Acquired facilities (e)	1,148	—	—	1,607	—	—

Same market patient revenue growth	$111,320	$110,169	1.0%	$224,031	$220,955	1.4%

(d)	Includes facilities in both periods of comparison.
(e)	Includes facilities completed or acquired in either period of comparison.

Reconciliation of GAAP Net Earnings, as Reported, to Non-GAAP Diluted Adjusted Net Earnings

(in thousands, except per share amounts)

	Three Months Ended, June 30,		Six Months Ended, June 30,
	2011	2010	2011	2010
GAAP net earnings (as reported)	$2,629	$3,112	$6,427	$5,457
Add: Write-off of expenses associated with debt refinancing, net of tax (f)	219	370	219	372
Add: Expenses associated with Cincinnati Dental Services affiliation, net of tax (f)	—	123	—	174

Adjusted net earnings	2,848	3,605	6,646	6,003
Add: Amortization of service agreements, net of tax (f)	1,506	1,475	3,017	2,928

Adjusted net earnings excluding service agreement amortization	$4,354	$5,080	$9,663	$8,931

Weighted average diluted shares outstanding	15,753	16,056	15,738	16,055
Diluted adjusted net earnings per share	$0.18	$0.22	$0.42	$0.37

Diluted adjusted net earnings excluding service agreement amortization per share	$0.28	$0.32	$0.61	$0.56

(f)	Tax effected at effective tax rate in the period reported.